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                                                                    Exhibit 9(a)

                            TRANSFER AGENCY AGREEMENT
                            -------------------------


         AGREEMENT made this 16th day of January, 1997, between FIVE ARROWS SHORT-TERM INVESTMENT TRUST (the "Trust"), a Delaware business trust and BISYS FUND SERVICES, INC. ("BISYS"), a Delaware corporation.


         WHEREAS, BISYS is an affiliate of Five Arrows Fund Distributors Inc., BISYS Fund Services Limited Partnership and BISYS Fund Services (Ireland) Limited (each such entity and any other entity hereafter providing services under a BISYS Agreement (as defined below) is hereinafter referred to as a "BISYS Entity");

         WHEREAS, concurrently herewith, BISYS and the other BISYS Entities are entering into other agreements to provide services to the Trust, The International Currency Fund, and Five Arrows Cash Management Fund PLC (such agreements and any other comparable agreements in effect from time to time being referred to collectively as the "BISYS Agreements");

         WHEREAS, the Trust desires that BISYS perform certain transfer agency services for each series of the Trust (individually referred to herein as a "Fund" and collectively as the "Funds"); and

         WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1.       SERVICES.

                  Pursuant to this Agreement, BISYS shall perform for the Trust the transfer agent services set forth in Schedule A hereto. BISYS also agrees to perform for the Trust such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time. BISYS shall perform such additional services as are provided on an amendment to Schedule A hereof, in consideration of such fees as the parties hereto may agree.

                  BISYS may, in its discretion, appoint in writing other BISYS Entities qualified to perform transfer agency services reasonably acceptable to the Trust (individually, a "Sub-transfer Agent") to carry out some or all of its responsibilities under this Agreement with respect to a Fund and BISYS may also, with the prior written consent of the Trust, appoint any other non-affiliated third party qualified to perform transfer agency services or to act as such a Sub-transfer Agent, provided that, to the extent that the services to be provided by such appointee involve only such ministerial tasks as are routinely and commonly delegated by similarly situated service providers, such consent shall not be unreasonably withheld; provided, however, that the Sub- transfer Agent shall be the agent of BISYS and not the agent of the Trust or such Fund, and that BISYS shall be fully responsible for the acts and omissions of such Sub-transfer Agent and shall



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not be relieved of any of its responsibilities hereunder by the appointment of such Sub-transfer Agent. Subject to the foregoing proviso, the Trust consents to the appointment of BISYS Fund Services (Ireland) Limited to provide certain services under this Agreement.

         2.       FEES.

                  The Trust shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto. Fees for any additional services to be provided by BISYS pursuant to an amendment to Schedule A hereto shall be subject to mutual agreement at the time such amendment to Schedule A is proposed.

         3.       REIMBURSEMENT OF EXPENSES.

                  In addition to paying BISYS the fees described in Section 2 hereof, the Trust agrees to reimburse BISYS for BISYS' out-of-pocket expenses in providing services hereunder, including without limitation, the following:

                  (a) All freight and other delivery and bonding charges incurred by BISYS in delivering materials to and from the Trust and in delivering all materials to shareholders;

                  (b) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by BISYS in communication with the Trust, dealers, shareholders or others as required for BISYS to perform the services to be provided hereunder;

                  (c) Costs of postage, couriers, stock computer paper, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other form of printed material which shall be required by BISYS for the performance of the services to be provided hereunder;

                  (d) The cost of microfilm or microfiche of records or other materials; and

                  (e) Any expenses BISYS shall incur at the written direction of an officer of the Trust thereunto duly authorized.

         4.       EFFECTIVE DATE.

                  This Agreement shall become effective as of the date first written above (the "Effective Date").

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         5.       TERM.

                  This Agreement shall continue in effect with respect to a Fund, unless earlier terminated by either party hereto as provided hereunder, until January 16, 1999 (the "Initial Term"). Thereafter, if not earlier terminated as herein provided, it shall continue from year to year so long as such continuance with respect to any such Fund is approved at least annually by the Trustees of the Trust. Notwithstanding the foregoing, this Agreement may be terminated by either party, without payment of any penalty, except for the liquidated damages described below, at any time with respect to any Fund, upon not less than sixty (60) days' prior written notice to the other party. After such termination, for so long as BISYS, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any Schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by BISYS but unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Trust, in addition to the fees and disbursements provided by Sections 2 and 3 hereof, the amount of all of BISYS' cash disbursements and a reasonable fee (which fee shall be not less than one hundred percent (100%) of the sum of the actual costs incurred by BISYS in performing such service) for services in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its distributor or investment adviser and/or other parties, of the Trust's property, records, instruments and documents, or any copies thereof. To the extent that BISYS may retain in its possession copies of any Trust documents or records subsequent to such termination which copies had not been requested by or on behalf of the Trust in connection with the termination process described above, BISYS, for a reasonable fee, will provide the Trust with reasonable access to such copies.


                  If, this Agreement is terminated without Cause during the Initial Term hereof, or during any subsequent annual term, and if the Transfer Agent is not continuing to be compensated as provided in the foregoing paragraph, then the Trust shall make a one-time cash payment, as liquidated damages, to the Transfer Agent equal to the balance due the Transfer Agent for the remainder of such term, assuming for purposes of calculation of the payment that the asset level of the Trust on the effective date of such termination would remain constant for the balance of the contract term. Notwithstanding the foregoing, the Trust may terminate this Agreement at any time for Cause, without incurring any additional cost and without liquidated damages. For purposes of this Agreement, the term "Cause" shall mean (i) dishonest statements or acts with respect to the Trust or any affiliate thereof; (ii) failure to perform to the reasonable satisfaction of the Trust's Board of Trustees a substantial portion of the Transfer Agent's duties and responsibilities hereunder; (iii) gross negligence or willful misconduct of the Transfer Agent with respect to the Trust or any affiliate thereof; or (iv) material breach by the Transfer Agent of any of the Transfer Agent's obligations hereunder.

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         6.       LEGAL ADVICE.

                  BISYS shall notify the Trust at any time BISYS believes that it is in need of the advice of counsel (other than counsel in the regular employ of BISYS or any affiliated companies) with regard to BISYS' responsibilities and duties pursuant to this Agreement; and after so notifying the Trust, BISYS, at its discretion, shall be entitled to seek, receive and act upon advice of legal counsel from counsel of the Trust at the expense of the Trust and BISYS shall in no event be liable to the Trust or any Fund or any shareholder or beneficial owner of the Trust for any action reasonably taken pursuant to such advice.

         7.       INSTRUCTIONS.

                  Whenever BISYS is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Fund, BISYS shall be entitled to rely upon any certificate, letter or other instrument or communication, believed by BISYS to be genuine and to have been properly made, signed or authorized by an officer or other authorized agent of the Trust or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Trust or any other person authorized by the Trust's Board of Trustees or by the shareholder or shareholder's agent, as the case may be.

                  As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Trust relating to the Funds to the extent that such services are described therein unless BISYS is notified to the contrary in a timely manner by the Trust or its counsel.

         8. STANDARD OF CARE; RELIANCE ON RECORDS AND INSTRUCTIONS; INDEMNIFICATION.

                  BISYS shall use its best efforts to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by BISYS in the absence of bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties. The Trust agrees to indemnify and hold harmless BISYS, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to BISYS' actions taken or nonactions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to BISYS by the Trust, provided that this indemnification shall not apply to actions or omissions of BISYS in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties. For purposes of this Agreement, actions or omissions by any BISYS Entity or its employees, agents, directors, officers or nominees made in any capacity shall be

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deemed to be actions or omissions by BISYS. Any actions or omissions by a person who is both an officer or employee of the Trust and an officer or employee of any BISYS Entity shall be deemed to have been committed solely in such person's capacity as an officer or employee of such BISYS Entity.

         The Trust's agreement to indemnify BISYS, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being notified of any action brought against BISYS, its partners or employees, or any such controlling person, such notification to be given in accordance with Section 22 hereof within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than with respect to incremental liabilities resulting from such failure. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by BISYS, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by BISYS, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case BISYS reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse BISYS, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by BISYS or them.

         9.       RECORD RETENTION AND CONFIDENTIALITY.

                  BISYS shall keep and maintain on behalf of the Trust all books and records which the Trust or BISYS is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), relating to the maintenance of books and records in connection with the services to be provided hereunder. BISYS further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the Securities and Exchange Commission (the "Commission") at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders, except when requested to divulge such information by duly-constituted authorities or court process, or requested by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by the Trust, the shareholder, or shareholder's agent, or the dealer of record as to such account.

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         10.      REPORTS.

                  BISYS will furnish to the Trust and to its properly-authorized auditors, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by the Trust in writing, such reports at such times as are prescribed in Schedule C attached hereto, or as subsequently agreed upon by the parties pursuant to an amendment to Schedule C.

         11.      RIGHTS OF OWNERSHIP.

                  All computer programs and procedures developed to perform services required to be provided by BISYS under this Agreement are the property of BISYS. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

         12.      RETURN OF RECORDS.

                  BISYS may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain BISYS' files, records and documents created and maintained by BISYS pursuant to this Agreement which are no longer needed by BISYS in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by BISYS for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

         13.      BANK ACCOUNTS.

                  The Trust and the Funds shall establish and maintain such bank accounts with such bank or banks as are selected by the Trust, as are necessary in order that BISYS may perform the services required to be performed hereunder. To the extent that the performance of such services shall require BISYS directly to disburse amounts for payment of dividends, redemption proceeds or other purposes, the Trust and Funds shall provide such bank or banks with all instructions and authorizations necessary for BISYS to effect such disbursements.

         14.      REPRESENTATIONS OF THE TRUST.

                  The Trust certifies to BISYS that: (a) as of the close of business on the Effective Date, each Fund which is in existence as of the Effective Date has authorized an unlimited number of shares, and (b) by virtue of its Declaration of Trust, shares of each Fund which are redeemed by the Trust may be sold by the Trust from its treasury, and (c) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its

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terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         15.      REPRESENTATIONS OF BISYS.

                  BISYS represents and warrants that: (a) BISYS has been in, and shall continue to be in, compliance in all material respects with all provisions of law, including Section 17A(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), required in connection with the performance of its duties under this Agreement; (b) the various procedures and systems which BISYS has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Trust and BISYS' records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder; (c) BISYS is duly organized, validly existing and in good standing under the laws of the state of Delaware and has the power and authority to carry on the activities contemplated by this Agreement; and (d) this Agreement has been duly authorized, executed and delivered by BISYS, and is the legal, valid and binding obligation of BISYS, enforceable in accordance with its terms.

         16.      INSURANCE.

                  BISYS shall notify the Trust should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. BISYS shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by BISYS under its insurance coverage.

         17.      INFORMATION TO BE FURNISHED BY THE TRUST AND FUNDS.

                  The Trust has furnished to BISYS the following:

                  (a) Copies of the Declaration of Trust of the Trust and of any amendments thereto, certified by the proper official of the state in which such Declaration has been filed.

                  (b)      Copies of the following documents:

                           1.    The Trust's By-Laws and any amendments
                                 thereto;

                           2. Certified copies of resolutions of the Board of Trustees covering the following matters:

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                                        A.        Approval of this Agreement and
                                                  authorization of a specified
                                                  officer of the Trust to
                                                  execute and deliver this
                                                  Agreement and authorization
                                                  for specified officers of the
                                                  Trust to instruct BISYS
                                                  hereunder; and

                                        B.        Authorization of BISYS to act
                                                  as Transfer Agent for the
                                                  Trust on behalf of the Funds.

                        (c) A list of all officers of the Trust, together with specimen signatures of those officers, who are authorized to instruct BISYS in all matters.

                        (d) Two copies of the following (if such documents are employed by the Trust):

                                1. Prospectuses and Statement of Additional Information;

                                2.      Distribution Agreement; and

                                3.      All other forms commonly used by the
                                        Trust or its Distributor with regard to
                                        their relationships and transactions
                                        with shareholders of the Funds.

                        (e) A certificate as to shares of beneficial interest of the Trust authorized, issued, and outstanding as of the Effective Date of BISYS' appointment as Transfer Agent (or as of the date on which BISYS' services are commenced, whichever is the later date) and as to receipt of full consideration by the Trust for all shares outstanding, such statement to be certified by the Treasurer of the Trust.

                        18.     INFORMATION FURNISHED BY BISYS.

                                BISYS has furnished to the Trust the following:

                                (a)     BISYS' Articles of Incorporation.

                                (b)     BISYS' Bylaws and any amendments
                                        thereto.

                                (c)     Certified copies of actions of BISYS
                                        covering the following matters:

                                        1.        Approval of this Agreement,
                                                  and authorization of a
                                                  specified officer of BISYS to
                                                  execute and deliver this
                                                  Agreement;

                                        2.        Authorization of BISYS to act
                                                  as Transfer Agent for the
                                                  Trust.

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                 (d)     A copy of the most recent independent
                         accountants' report relating to internal accounting control systems as filed with the Commission pursuant to Rule 17Ad-13 under the Exchange Act.

         19.      AMENDMENTS TO DOCUMENTS.

                  The Trust shall furnish BISYS written copies of any amendments to, or changes in, any of the items referred to in Section 18 hereof forthwith upon such amendments or changes becoming effective. In addition, the Trust agrees that no amendments will be made to the Prospectuses or Statement of Additional Information of the Trust which would have the effect of changing the procedures employed by BISYS in providing the services agreed to hereunder or which amendment would adversely affect the duties of BISYS hereunder in a material manner unless the Trust first obtains BISYS' approval of such amendments or changes, which approval shall not be unreasonably withheld.

         20.      RELIANCE ON AMENDMENTS.

                  BISYS may rely on any amendments to or changes in any of the documents and other items to be provided by the Trust pursuant to Sections 17 and 19 of this Agreement and the Trust hereby indemnifies and holds harmless BISYS from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character which may result from actions or omissions on the part of BISYS in reasonable reliance upon such amendments and/or changes. Although BISYS is authorized to rely on the above-mentioned amendments to and changes in the documents and other items to be provided pursuant to Sections 18 and 20 hereof, BISYS shall be under no duty to comply with or take any action as a result of any of such amendments or changes unless the Trust first obtains BISYS' written consent to and approval of any amendments or changes which would materially adversely affect BISYS.

         21.      COMPLIANCE WITH LAW.

                  Except for the obligations of BISYS set forth in Section 8 hereof or as contemplated by another BISYS Agreement, the Trust assumes full responsibility for the preparation, contents, and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, and any other laws, rules and regulations of governmental authorities having jurisdiction. BISYS shall have no obligation to take cognizance of any laws relating to the sale of the Trust's shares. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the 1933 Act and the 1940 Act has been declared or becomes effective.

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         22.      NOTICES.

                  Any notice, demand, request or other communication which may be required or contemplated herein shall be sufficiently given if (i) given either by facsimile transmission or telex, by reputable overnight delivery service, postage prepaid, or by registered or certified mail, postage prepaid and return receipt requested, to the address indicated below or to such other address as any party hereto may specify as provided herein, or (ii) delivered personally at such address.

If to the Trust:         c/o Rothschild International Asset Management Limited
                         Five Arrows House
                         St. Swithin's Lane
                         London EC4N 8NR United Kingdom
                         Attention: Peter B. Collacott

                         with a copy to:

                         Geoffrey R.T. Kenyon
                         Goodwin, Procter & Hoar  LLP
                         Exchange Place
                         Boston, MA 02109-2881

If to BISYS:             3435 Stelzer Road
                         Columbus, Ohio 43219.
                         Attention: George O. Martinez

         23.      LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

                  It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

         24.       SEVERAL OBLIGATIONS OF THE FUNDS.

                  The Trust is a series company with multiple series, the Funds, and has entered into this Agreement on behalf of those series, as amended from time to time on notice to the Fund Accountant. With respect to any obligation of the Trust on behalf of any Fund arising hereunder,

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the Fund Accountant shall look for payment or satisfaction of such obligations solely to the assets and property of the Fund to which such obligation relates as though the Trust had separately contracted with the Fund Accountant by separate written instrument with respect to each Fund. In addition, this Agreement may be terminated with respect to one or more Funds without affecting the rights, duties or obligations of any of the other Funds.

         25.      MISCELLANEOUS.

                  Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement. For purposes of this Agreement, no officer of the Trust who is an employee of any BISYS Entity shall be deemed to be an authorized representative of the Trust for the purposes of giving or receiving any notice, consent, or other communication pursuant to Sections 1, 3(e), 5, 6, 7, 8, 12, 16, 26 and 27 or not in the ordinary course of business. No provision of this Agreement shall be deemed to limit the duties or obligations of BISYS or any other BISYS Entity under any other BISYS Agreement.

         26.      FORCE MAJEURE.

                  If the Transfer Agent is prevented, hindered or delayed from or in performing any of its obligations under this Agreement by a Force Majeure Event (as defined below) then:

                  (a)           (i)     the Transfer Agent's obligations under
                                        this Agreement shall be suspended for so long as the Force Majeure Event continues and to the extent that it is so prevented, hindered or delayed;

                                (ii)    as soon as possible after the
                                        commencement of the Force Majeure Event
                                        the Transfer Agent shall notify the
                                        Company in writing of the occurrence of
                                        the Force Majeure Event, the date of
                                        commencement of the Force Majeure Event
                                        and the effect of the Force Majeure
                                        Event on the Transfer Agent's ability to perform its obligations under this Agreement; and

                                (iii) as soon as possible after the cessation of the Force Majeure Event the Transfer Agent shall notify the Company in writing of the cessation of the Force Majeure Event and shall resume performance of its obligations under this Agreement.

                  (b) If the Force Majeure continues for more than one month after the commencement of the Force Majeure Event either party may terminate this Agreement by giving not less than seven days notice in writing to the other party.

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                  (c)      "Force Majeure Event" means any event beyond the
                           reasonable control of a party including, without limitation, acts of God, war, riot, civil commotion, malicious damage, compliance with any law or governmental order, rule, regulation or direction, accident, breakdown of plant or machinery, fire, flood or storm.

         27.      ASSIGNMENT.

                  This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Section 27 shall not limit or in any way affect BISYS' right to appoint a Sub-transfer Agent pursuant to Section 1 hereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

                [Remainder of the page intentionally left blank.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       FIVE ARROWS SHORT-TERM INVESTMENT TRUST

                                       By: /s/ Paul R. Freeman
                                          -------------------------------


                                       BISYS FUND SERVICES, INC.

                                       By:  /s/  J. DAVID HUBER
                                          -------------------------------



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                                                         Dated: January 16, 1997

                                   SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                    FIVE ARROWS SHORT-TERM INVESTMENT TRUST
                                       AND
                            BISYS FUND SERVICES, INC.


                            TRANSFER AGENCY SERVICES
                            ------------------------

1.      SHAREHOLDER TRANSACTIONS

        a.      Process shareholder purchase and redemption orders.

        b. Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

        c. Issue confirmations in compliance with Rule 10 under the Securities Exchange Act of 1934, as amended and applicable NASD requirements.

        d.      Issue periodic statements for shareholders.

        e.      Process transfers and exchanges.

        f. Process dividend payments, including the purchase of new shares, through dividend reinvestment.

2.      SHAREHOLDER INFORMATION SERVICES

        a. Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

        b. Produce detailed history of transactions through duplicate or special order statements upon request.

        c. Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders.

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3.      COMPLIANCE REPORTING

        a. Provide reports to the Securities and Exchange Commission, the National Association of Securities Dealers and the States in which the Fund is registered.

        b. Prepare and distribute appropriate Internal Revenue Service forms for corresponding Fund and shareholder income and capital gains.

        c.      Issue tax withholding reports to the Internal Revenue Service.

4.      DEALER/LOAD PROCESSING (IF APPLICABLE)

        a. Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

        b. Account for separation of shareholder investments from transaction sale charges for purchase of Fund shares.

        c.      Calculate fees due under service plans and any 12b-1 plans.

        d. Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Fund.

5.      SHAREHOLDER ACCOUNT MAINTENANCE

        a.      Maintain all shareholder records for each account in the Trust.

        b. Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

        c.      Record shareholder account information changes.

        d.      Maintain account documentation files for each shareholder.

                                   SCHEDULE B
                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                    FIVE ARROWS SHORT-TERM INVESTMENT TRUST
                                       AND
                            BISYS FUND SERVICES, INC.


                               TRANSFER AGENT FEES
                               -------------------

ANNUAL BASE PER FUND:                         $16,000
--------------------

ANNUAL PER ACCOUNT FEE:
----------------------

Annual Per Account             Retail       Retail CDSC        Retail No           Institutional
                               Loaded                          Load*
Daily Dividend                  $25             $27               $21                  $17
Periodic Dividend               $23             $25               $19                  $15

ADDITIONAL SERVICES:
--------------------

         Additional services such as IRA processing, development of interface capabilities, servicing of 403(b) and 408(c) accounts, management of cash sweeps between DDAs and mutual fund accounts and coordination of the printing and distribution of prospectuses, annual reports and semi-annual reports are subject to additional fees which will be quoted upon request. Programming costs or database management fees for special reports or specialized processing will be quoted upon request.

OUT-OF-POCKET EXPENSES:
-----------------------

         BISYS shall be entitled to be reimbursed for all reasonable out-of-pocket expenses authorized by Section 3 of the Transfer Agency Agreement to which this Schedule B is attached.

-------------
* Includes Funds with 12b-1 Plans so long as they have no front-end or back-end sales load.

                                   SCHEDULE C
                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                    FIVE ARROWS SHORT-TERM INVESTMENT TRUST
                                       AND
                            BISYS FUND SERVICES, INC.


                                     REPORTS
                                     -------

1.       Daily Shareholder Activity Journal

2.       Daily Fund Activity Summary Report

         a.       Beginning Balance

         b.       Dealer Transactions

         c.       Shareholder Transactions

         d.       Reinvested Dividends

         e.       Exchanges

         f.       Adjustments

         g.       Ending Balance

3.       Daily Wire and Check Registers

4.       Monthly Dealer Processing Reports

5.       Monthly Dividend Reports

6.       Sales Data Reports for Blue Sky Registration

7. Annual report by independent public accountants concerning BISYS' shareholder system and internal accounting control systems to be filed with the Securities and Exchange Commission pursuant to Rule 17Ad-13 of the Securities Exchange Act of 1934, as amended.


                                       B-2